UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	SandRidge Energy, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders on June 5, 2014.

(b)	Stockholders voted on the matters set forth below as follows:

(1)	Voting results for the election of Class II directors were as follows:

Name of Nominee	Number of Votes Cast For	Number of Votes Withheld	Number of Broker Non-votes
Stephen C. Beasley	252,876,713	7,702,643	128,837,901
James D. Bennett	253,771,086	6,808,270	128,837,901
Edward W. Moneypenny	252,977,106	7,602,250	128,837,901
Roy T. Oliver, Jr.	238,031,282	22,548,074	128,837,901

(2)	Voting results for the ratification of the appointment by the Audit Committee of the Board of Directors of the Company of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 were as follows:

For	Against	Abstain	Number of Broker Non-votes
380,139,095	2,753,034	6,525,128	—

(3)	Voting results for the re-approval of performance measures included in 2009 Incentive Plan were as follows:

For	Against	Abstain	Number of Broker Non-votes
249,065,606	5,575,901	5,937,849	128,837,901

(4)	Voting results for the approval, in a non-binding vote, of the compensation provided to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934 were as follows:

For	Against	Abstain	Number of Broker Non-votes
232,868,691	21,407,934	6,302,731	128,837,901

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: June 9, 2014	By:	/s/ Philip T. Warman
Philip T. Warman
Senior Vice President and Corporate Secretary